UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

ZIOPHARM Oncology, Inc., or the Company, held its annual meeting of stockholders on June 15, 2016, at which all proposals brought before the meeting and requiring approval were approved by the requisite vote. The votes with respect to each proposal are set forth below.

(i) The stockholders elected six directors to serve as members of the Company’s board of directors until the next annual meeting of the stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sir Murray Brennan, M.D., GNZM	50,827,788	934,273	60,007,249
James A. Cannon	50,590,064	1,171,997	60,007,249
Senator Wyche Fowler, Jr.	32,599,141	19,162,920	60,007,249
Randal J. Kirk	50,447,124	1,314,937	60,007,249
Michael Weiser, M.D., Ph.D.	50,385,927	1,376,134	60,007,249
Scott Tarriff	50,351,075	1,410,986	60,007,249

(ii) The stockholders ratified the appointment of RSM US LLP (formerly McGladrey LLP) as the independent registered public accounting firm of the Company for 2016. There were 110,354,645 votes cast for the proposal; 938,288 votes were cast against the proposal; 476,377 votes abstained; and there were no broker non-votes.

(iii) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 annual meeting. There were 36,775,867 votes cast for the proposal; 14,657,876 votes were cast against the proposal; 328,318 votes abstained; and there were 60,007,249 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: June 15, 2016	By:	/s/ Kevin G. Lafond
Name: Kevin G. Lafond Title: Vice President, Chief Accounting Officer and Treasurer